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                                                                   EXHIBIT 10.18

                             [English Translation]

                                Loan Agreement

This Agreement is entered into by and between the borrower (including the borrower and guarantor, hereinafter referred to as the "Borrower ") and China Insurance Co., Ltd. (hereinafter, the "Lender") on the debt identified on the front page of the Promissory Note under the following terms and conditions.

                             I. General Provisions

Article 1    Signatures and Seals

Either the signatures or seals on the Promissory Note shall be adequate to give effect to any transaction between the Borrower and the Lender.

Article 2    Joint Liability

Where two (or more) borrowers jointly issue an Promissory Note or invoice to the Lender for a joint loan, the Lender's payment to any borrower identified in the joint Promissory Note or invoice shall be regarded as payment to the other borrowers, in which case each borrower shall be jointly and severally liable for repayment.

Article 3    Delivery of Documents

In dealing with the Lender, the Borrower agrees that the address identified in this Agreement shall be the address for the delivery of relevant documents. In the event of any change to the address of the Borrower, a written notice shall be delivered to the Lender. Otherwise, any document sent by the Lender to the address identified in the PROMISSORY NOTE shall be deemed delivered after a period normally required for postal delivery.

                            II.  Security Provisions

Article 4    Special Provisions for Credit Limit and Term

In any of the following circumstances, the Lender may reduce its credit limit for the Borrower or shorten the lending term, provided that if the Lender implements the acceleration provisions due to any reason set forth in Articles 6 through 9, the Borrower shall be notified within a reasonable period specified by the Lender in a manner set forth in Article 3 of this Agreement.

     1. The Borrower stops or delays the repayment of the principal, in whole or in part.
     2. The Borrower stops operation, files for composition, bankruptcy or consolidation, is declared by the Clearing House as a party whose checks will no longer be honored, or is dissolved or liquidated.
     3. The Borrower fails to fulfill his obligation for providing security as agreed.
     4. The Borrower is deceased, and any of his successor declares limited succession or waives the succession.

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     5.    Major property of the Borrower is forfeited due to criminal charges.
     6.    The Borrower fails to pay agreed-upon interest for any debt.
     7. The collateral is confiscated, lost, depreciates or inadequate to secure the liabilities.
     8. The actual purposes of fund usage regarding the Borrower's indebtedness to the Lender is inconsistent with the Lender's approved purposes.
     9. The Borrower is subject to compulsory execution, provisional attachment, provisional injunction or any other security measures to the extent that the Lender cannot recover the loan.

Article 5    Setoff

In the event that the Borrower fails to perform his obligations, the Lender may elect to set off the Borrower's indebtedness to the Lender against all kinds of insurance purchased by the Borrower from the Lender (i.e., the cash value of insurance) as well as all of the Lender's outstanding liabilities to the Borrower, with no need to notify the Borrower and to consider the term of the indebtedness. In such a case, the insurance policies issued by the Lender to the Borrower shall be nullified immediately and become void to the extent of the setoff.

Where the Borrower assumes several debts to the Lender, if the payment made by an party repaying the debts is inadequate to fully repay all debts, the Lender shall decide on the debts to be set off.

In case of any differences in the nature of the debts set forth in the preceding paragraph, the method and priority for setting off against the payment made by any repaying party may be decided by the Lender.

Articles 6   Enhancement of Security

To the extent of necessity as considered by the Lender based on substantial facts, the Borrower shall immediately provide, add or replace the collateral or guarantor recognized by the Lender upon notification of the Lender.

Article 7    Recognition of Defects, Damage, and Loss of Promissory Notes and
             Checks

If any check and Promissory Note issued, endorsed, accepted or guaranteed by the Borrower, as well as any other proof of debts, is lost or damaged, the Borrower is willing to issue another proof of debts for the Lender upon notification of the Lender or perform his obligations in full amount as set forth in the Lender's books and records, invoices, receipts or proofs of debts prepared by computers, photocopies of correspondences and microcopies.

                           III.  Guarantee Provisions

Article 8    Restricted Disposition and Sharing of Collateral

Where the collateral is a real estate, the Borrower shall never build, demolish, rebuild, add or engage in any act that may reduce the value of such real estate placed as
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collateral without the Lender's written consent.  If any real estate placed as collateral is subsequently leased or lent, the Borrower shall notify the Lender in writing. In the event of any damage to the Lender due to any breach of the above covenant or any misrepresentation, the Borrower is willing to assume any and all civil and criminal liabilities.

The collateral set forth in the preceding paragraph may be applied by the Lender to secure any other debt currently (including those incurred in the past which remain outstanding) and subsequently incurred by the Borrower regardless of the sequence by which the collateral is provided. The Lender may create maximum encumbrance equivalent to no less than 120% of the Borrower's total debts.

Article 9    Insurance

Where the collateral is insurable (with the exception of land), the Borrower is willing to apply to the insurance company to include special mortgage right provisions in the insurance policy or purchase appropriate fire insurance or any other insurance requested by the Lender from an insurance Company recognized by the Lender and identify the Lender as a preferred beneficiary therein.

In the event that the collateral is lost where the insurance company rejects or delays indemnification or the indemnification so paid is inadequate, the Borrower is willing to repay all debts immediately or provided another collateral recognized by the Lender.

Article 10   Special Covenants of Guarantor

Where the Borrower is the guarantor (hereinafter, the "Guarantor"), if the principal borrower fails to perform this Agreement, the Guarantor is willing to waive his beneficium ordinis right [translator's note: meaning the right to request a course of action against the borrower first], shall be responsible for full repayment immediately and agrees to the following matters:

1. The Lender does not need to recover the debts from the collateral first before it may request repayment from the Guarantor.
2. The Lender may agree to the replacement, waiver or redemption of the collateral for the debts in whole or in part, or allow the principal borrower to extend or reschedule the debts without the consent of the Guarantor, in which case the Guarantor shall remain jointly liable for all the debts.
3. Following the Guarantor's repayment of the debts on behalf of the principal borrower, the Guarantor will not raise any opposition on the ground of any defect in the collateral when requesting that the Lender transfer the ownership of the collateral.
4. In the event that a third party incorporates or assumes the debts, the Guarantor shall remain jointly liable.

                              IV.  Other Covenants

Article 11   Inquiry and Provision of Credit Information

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The Borrower agrees that the Lender, the Joint Credit Information Center, the
Small and Medium Business Credit Guarantee Fund, Financial Information Service Co., Ltd., Taiwan Securities Central Depository Co., Ltd., China Credit Information Service, and any entity having business relations with the Lender and subject to the Computerized Processing of Personal Data Protection Law may engage in the collection, computerized processing, international delivery, and use of any information of the Borrower within the scope of special objectives such as special business needs required under their business scope or articles of incorporation. The Borrower further agrees that in order to understand the credit standing of the Borrower, make credit extension decisions or meet specified objectives such as business needs under the Lender's business scope, the Lender may provide any information of the Borrower to other companies in the same industry, financial institutions and the above-mentioned entities for collection, computerized processing, international delivery and use, and may inquiry of the above-mentioned public and private agencies about any information relating to the Borrower.

Article 12   Governing Law and Court of Jurisdiction

Where the Borrower is a foreign national or corporation, which enters into a relationship of debt with the Lender, the prerequisites, manners and effects of such legal behavior shall be subject to the laws of the Republic of China.

Where the Borrower is involved in a lawsuit for failure to perform this Agreement, the parties hereby agree to submit to the Taipei District Court as the court of first instance, provided that this shall not apply where special provisions governing the court of jurisdiction exist under the law.

Article 13   Other

Any matters not provided for under this Agreement shall be otherwise agreed by the parties.

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                             [English Translation]

                                Promissory Note

1. Amount of Loan:  NT$311,500,000.
2. Term of Loan:  November 6, 2000 to November 5, 2015.
3. Lending interest and method for interest rate adjustment: In case of interest rate adjustment, the new interest rate shall apply one month after the last interest payment is due prior to the adjustment.
   (1) (_) The interest shall be calculated by a fixed annual interest rate of (blank)%, which is not subject to any adjustment during the term of the
         -------
         loan.
   (2) (_) The interest shall be calculated by an annual interest rate of (blank)%, which is derived from the Lender's basic lending rate of
         -------
         (blank) % (_) plus or [_] minus an annual rate of (blank)%, and the
         -------                                           -------
         interest rate is subsequently subject to the adjustment of the Lender's basic lending rate.
   (3) [X] The interest shall be calculated by an annual interest rate of 5.1%, which is derived from a policy bonus rate of 2.4% adopted by the
         ----                                               ----
         life insurance industry, plus an annual rate of 7.5%, and the interest
                                                         ----
         rate shall be adjusted and become the policy bonus rate adopted by the life insurance industry plus 2.4% every six months after the loan is
                                      ----
         taken.

   (4) (_) The interest rate shall be calculated by an annual interest rate of (blank)%, provided that in the (blank)th year after the loan is taken,
         --------                       -------
         the interest rate shall be calculated by the Lender's basic lending rate (_) plus or (_) minus (blank)%, and shall be subsequently subject
                                    --------
         to the adjustment of the Lender's basic lending rate.

   (5)  (_) Other.

4. Method for Repayment of Principal and Interest: Repayment shall be made by monthly installment at the (blank)th day of each month.
                              -------

   (1) (_) The interest shall be paid by installment, and the principal shall be paid in full upon expiration of the lending term.

   (2)   (_) The principal and interest shall be paid by (blank) installments
                                                         -------
         based on the annuity method.

   (3)   (X) The principal and interest shall be paid by 180 installments, where
                                                         ---
         the first 24 installments are the grace period in which the interest
                   --
         shall be paid by installment, and thereafter the principal and interest for the remaining installments shall be paid by installment according to the annuity method.

   (4)   (_) Other.

5. If the payment of the interest set forth in the preceding article is delayed for over one year and remains unpaid after notification is served, the Lender may include such interest in the principal.

6. Penalty: If the borrower fails to pay the interest, principal or interest and principal due for each installment, a penalty calculated by 10% of the agreed-upon interest rate set forth in Article 3 hereof of the remaining principal for the period between the default date and date of repayment, which is shorter than six months, and by 20% of the agreed-upon interest rate for the period beyond the six-month period.

7. Special Covenants:

   (1) In the event that any installment is not paid as scheduled, the entirety of the

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         unmatured portion of the loan shall be deemed matured even if such payment is subsequently made, and the borrower and the guarantor shall lose their term benefits and pay off the debt at once and in full when the entire debt is deemed matured and payable, or be subject to the Lender's foreclosure of the collateral, in which case the borrower and the guarantor are willing to pay any shortfall and waive their the beneficium ordinis right.

   (2) The borrower and guarantor are willing to comply with all terms and conditions of the Agreement, Letter of Commitment, and Agreement on Mortgage Rights, Pledge or Chattel Encumbrance indicated on the back page of this Promissory Note, and shall deem such terms and conditions as part of this Promissory Note.

Other terms and conditions of this Agreement are indicated on the back page and shall constitute part of the Promissory Note, along with the following section, which the borrower and guarantor have carefully read and fully understood and agreed to.

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The interest rate shall be the interest rate assessed on the day of appropriation by the Lender, to which the borrower will not object. In addition, the Lender will send a photocopy of this Promissory Note to the borrower within seven days upon appropriation of the loan. If the borrower does not notify the Lender that such photocopy is not received, it will be deemed delivered to the borrower.

[Seal of Borrower: Company & the Chairman]

To:  China Insurance Co., Ltd.

Borrower: iAsiaWorks Networks Taiwan, Ltd.
Address: 12F, 6 Min Chuen E. Rd., Sec. 3, Chung Shan District, Taipei, Taiwan ID No: 70840040

Co Borrower: (blank)
             -------
Address: (blank)
        --------
ID No.: (blank)
        -------



Guarantor: John Fadely
Address: Flat B, 25th Floor, Tower 7 Island, Harbourview, No. 11 Hoi Fai Road,
         Kowloon, Hong Kong
ID No: 159599203

Date:  Oct. 19, 2000

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